Exhibit 99.1
TerraForm Power Operating, LLC Announces Completion of Consent Solicitation
Bethesda, MD, August 30, 2016 (GLOBENEWSWIRE) - TerraForm Power, Inc. (Nasdaq: TERP) (the “Company”), an owner and operator of clean energy power plants, today announced that its subsidiary TerraForm Power Operating, LLC (“TerraForm Power”) has successfully completed the amended and restated solicitation of consents (the “Consent Solicitation”) from holders of record as of 5:00 p.m., New York City time, on August 16, 2016 (the “Record Date”) of its 5.875% Senior Notes due 2023 (the “2023 Notes”) and its 6.125% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Notes” and each, a “series of the Notes”) to obtain waivers (collectively, the “Waiver”) relating to certain reporting covenants under the indenture dated as of January 28, 2015 (as supplemented, the “January 2015 Indenture”) with respect to the 2023 Notes, and the indenture dated as of July 17, 2015 (as supplemented, the “July 2015 Indenture” and, together with the January 2015 Indenture, the “Indentures”) with respect to the 2025 Notes, in each case among TerraForm Power, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), and to effectuate certain amendments to the respective Indentures (collectively, the “Amendments”).
The Consent Solicitation received broad support from the holders of the respective Notes and provides the Company additional time as it works to complete its audit and annual report for the 2015 fiscal year as well as its subsequent quarterly financial statements and quarterly reports. As described in more detail below, under the terms of the Waivers, the deadline to comply with the reporting covenants in the Indentures relating to the filing of the Company’s Form 10-K for 2015 and Form 10-Q for the first quarter of 2016 was extended to December 6, 2016. Compliance with the reporting covenants in the Indentures relating to the filing of the Company’s Form 10-Q for the second quarter of 2016 was also waived until December 6, 2016, and consequently no event of default is expected to occur with respect to this Form 10-Q unless such Form 10-Q were not filed by early 2017.
“We are pleased to have worked collaboratively with our bondholders to complete this consent solicitation,” said Peter Blackmore, Chairman and Interim CEO of the Company. “The Board and management team are focused on creating value for all stakeholders, and today’s announcement is another example of these efforts coming to fruition. We are committed to ensuring that TerraForm Power’s business continues to operate smoothly as we work to create value for all stakeholders.”
The Consent Solicitation expired at 5:00 p.m., New York City time, on Friday, August 26, 2016, by which time TerraForm Power received validly delivered and unrevoked consents from the Holders (as defined in the Consent Solicitation Statement of TerraForm Power dated August 19, 2016) of a majority in aggregate principal amount of each series of the Notes outstanding as of the Record Date (with respect to the respective series of the Notes, the “Consenting Holders”), as reported by Global Bondholder Services Corporation, the Tabulation Agent. TerraForm Power paid, through the Tabulation Agent, to each Consenting Holder of the respective series of the Notes a consent fee of $5.00 for each $1,000 principal amount of such series of the Notes for which such Holder delivered its consent. In addition, in connection with the consummation of the Consent Solicitation, TerraForm Power, the Guarantors party thereto and the Trustee executed the Fourth Supplemental Indenture, dated as of August 29, 2016, to the January 2015 Indenture and the Third Supplemental Indenture, dated as of August 29, 2016, to the July 2015 Indenture, to effectuate the Amendments. The Waiver Effectiveness Date for purposes of the Consent Solicitation is 5 p.m., New York City time, on Monday, August 29, 2016.
The Waiver, which became effective simultaneously upon the payment of the Consent Fee and effectiveness of the Amendments, waives any and all Defaults or Events of Default (as such terms are defined in the respective Indentures) existing as of the Waiver Effectiveness Date, and the consequences thereof, with respect to any failure to comply with the respective Indentures, the respective Notes or the respective Note Guarantees (as defined in the respective Indentures) that may have occurred, directly or indirectly, as a result of, arising from, relating to or in connection with a failure to comply with the covenants set forth in Section 4.03 of the respective Indentures other than those under Section 4.03(a)(3) thereof relating to current reports on Form 8-K (such covenants, other than those under Section 4.03(a)(3) thereof, being referred to herein as the “Annual and Quarterly Reporting Covenants”) and (ii) compliance with the Annual and Quarterly Reporting Covenants, in each case from the Waiver Effectiveness Date until 5:00 p.m., New York City time, on December 6, 2016 (such time and date, the “Waiver Expiration Date”), if TerraForm Power has not, by the Waiver Effectiveness Date, filed with the Securities and Exchange Commission or made publicly available all annual and quarterly reports that would have been required to be so filed or made publicly available pursuant to the Annual and Quarterly Reporting Covenants and cured each Default or Event of Default in connection therewith.
In addition, under the Waiver, in the event that (x) the Company publicly announces at any time a binding transaction that has been approved by the Board of Directors of the Company and which, if consummated, would constitute either a Change of Control (as defined in the respective Indentures) or a Qualifying Acquisition (as defined in the Consent Solicitation Statement of TerraForm Power dated August 19, 2016) (such transaction, an “M&A Transaction”) and (y) such M&A Transaction includes an offer by TerraForm Power (or one of its affiliates) or a potential acquiror (or one of its affiliates) to each Holder (as defined in the respective Indentures) of the respective Notes to repurchase all or any part of that Holder’s respective Notes at a purchase price in cash at least equal to 101% of the aggregate principal amount of such respective Notes repurchased, plus accrued and unpaid interest, if any, on such respective Notes repurchased to the date of repurchase (such an offer, a “Repurchase Offer”), compliance with the Annual and Quarterly Reporting Covenants will be suspended beginning on the date of such public announcement and the Waiver will continue in full force and effect regardless of the Waiver Expiration Date; provided that such suspension of compliance with the Annual and Quarterly Reporting Covenants shall cease on the date that is six months following the date of such public announcement if (a) such M&A Transaction has not been consummated within such six months and (b) the Company has not publicly announced any other M&A Transaction with an accompanying Repurchase Offer within such six months (it being understood that, in the case of a public announcement of such other M&A Transaction with an accompanying Repurchase Offer, a renewed six month suspension period will begin on the date of such public announcement); provided, further, that if such M&A Transaction has been consummated within such six months (it being understood that such M&A Transaction shall have met the requirement of the preceding clause (y) relating to a Repurchase Offer), (x) any and all Defaults or Events of Default existing as of the consummation of such M&A Transaction, and the consequences thereof, with respect to any failure to comply with the respective Indentures, the respective Notes or the respective Note Guarantees that may have occurred, directly or indirectly, as a result of, arising from, relating to or in connection with a failure to comply with the Annual and Quarterly Reporting Covenants will be waived and (y) compliance with the Annual and Quarterly Reporting Covenants will be waived with respect to any fiscal quarter or fiscal year (other than (i) the first full fiscal quarter that begins after the consummation of such M&A Transaction and any subsequent fiscal quarter thereafter and (ii) the first full fiscal year that begins after the consummation of such M&A Transaction and any subsequent fiscal year thereafter) (it being understood that, with respect to each such fiscal period in (i) and (ii) of this clause (y), compliance with the Annual and Quarterly Reporting Covenants shall again apply).
About TerraForm Power
TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.
Contacts:
Investors:

Brett Prior
TerraForm Power
bprior@terraform.com
(650) 889-8628

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449

2